UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

REAL MEX RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On October 4, 2011, Real Mex Restaurants, Inc. (the “Company”), all of its subsidiaries (the “Subsidiaries”) and RM Holding Corp. (“Holdings” and together with the Company and the Subsidiaries, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which bankruptcy cases the Company anticipates will be jointly administered under case number 11-13122 (the “Cases”). The Debtors will continue to manage and operate their businesses and properties as “debtors-in-possession” pursuant to sections 1107 and 1108 of the Bankruptcy Code.

In connection with the Bankruptcy Filing, the Debtors filed motions seeking Bankruptcy Court approval of, among other things, Debtor in Possession financing (the “DIP Financing”) and the use of “cash collateral,” as such term is defined in section 363 of the Bankruptcy Code. The proposed terms and conditions of the DIP Financing will be set forth in a Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), to be dated on or about October 5, 2011, by and among the Debtors and General Electric Capital Corporation, as administrative agent and agent (the “DIP Agent”), and the other financial institutions party thereto, as Lenders (together with the DIP Agent, the “DIP Secured Parties”).

The DIP Credit Agreement will provide for senior secured priming and superpriority postpetition financing, which if approved on a final basis, is expected to consist of (i) a letter of credit facility for up to $20,000,000 (the “LC Facility”) and (ii) a revolving credit facility for up to $29,000,000 (the “Revolver Facility”). The DIP Credit Agreement’s effectiveness is conditioned upon, among other things, the Bankruptcy Court’s entry of an interim order approving the DIP Financing (the “Interim Order”). The Debtors are seeking authority to borrow on an interim basis pursuant to the Interim Order up to $20,000,000 under the LC Facility and up to $5,000,000 under the Revolver Facility. The full availability under the DIP Facility is subject to, among other things, the Bankruptcy Court’s entry of a final order approving the DIP Facility (the “Final Order”).

The Debtor’s obligations under the DIP Credit Agreement and the other related loan documents will be guaranteed unconditionally, jointly and severally, by Holdings. As security for the performance of the obligations of the Debtors under the DIP Credit Agreement and related loan documents, the DIP Agent, for the benefit of itself and the other DIP Secured Parties, will be granted a security interest in and lien on substantially all of the Debtors’ existing and after-acquired personal and fixture property, having the priority and subject to the terms and conditions set forth in the DIP Credit Agreement and the Interim Order.

The DIP Facility is expected to be used solely for: (a) working capital (excluding capital expenditures) to the extent set forth in, and in accordance with, a rolling 13-week cash flow budget approved by the DIP Secured Parties (the “Budget”), (b) capital expenditures to the extent set forth in, and in accordance with, the Budget, (c) for payment of certain related transaction costs, fees, expenses and obligations, and (d) the “roll up” of all outstanding loans, obligations, letters of credit, other liabilities and other extensions of credit and other financial accommodations in respect of the senior secured letter of credit and revolving credit facilities provided to the Debtors by General Electric Capital Corporation, as agent and the sole lender, pursuant to that certain Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007, as amended, restated, supplemented or otherwise modified as of the petition date.

 The foregoing summary of the DIP Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement, which the Company intends to file as an exhibit to a subsequent Current Report on Form 8-K if and when a definitive agreement is entered into, and any Interim Order or Final Order entered by the Bankruptcy Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the following debt instruments (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Debt Documents”):

•	Indenture, dated as of July 7, 2009, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, relating to approximately $134.3 million of principal and accrued and unpaid interest on outstanding 14% Senior Secured Notes due 2013 as of September 25, 2011;

•	Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007, by and among the Debtors, the lending institutions party thereto, as Lenders, and General Electric Capital Corporation, as agent and administrative agent, relating to an aggregate of approximately $37.6 million of principal and accrued and unpaid interest on revolving credit and letter of credit facilities as of September 25, 2011;

•	Second Amended and Restated Credit Agreement, dated as of July 7, 2009, by and among Holdings, the Company, the banks, financial institutions and other entities party thereto from time to time, as lenders, and Wilmington Trust, National Association, as administrative agent, relating to approximately $36.0 million of principal and accrued and unpaid interest on term loans as of September 25, 2011; and

•	Credit Agreement, dated as of July 7, 2009, by and among Holdings, the banks, financial institutions and other entities party thereto from time to time, as lenders, and Wilmington Trust, National Association, as administrative agent, relating to approximately $38.8 million of principal and accrued and unpaid interest on term loans as of September 25, 2011.

The Debt Documents provide that, as a result of the Bankruptcy Filing, among other things, the principal and interest due thereunder shall become immediately due and payable.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Bankruptcy Filing and the DIP Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional information about the Cases, including court filings, will be available at http://dm.epiq11.com/RMX . Such website will be updated from time to time hereafter with additional information concerning the Cases.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit

No.	Description

99.1	Press release issued by the Company dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: October 4, 2011	By:	/s/ Richard P. Dutkiewicz

Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

Exhibit

No.	Description

99.1	Press release issued by the Company dated October 4, 2011

5